SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 19, 2004

CHARTER ONE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15495	34-1567092
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1215 Superior Avenue, Cleveland, Ohio (Address of principal executive offices)		44114 (Zip Code)

(216) 566-5300
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since report)

ITEM 12. Results of Operations and Financial Condition

On April 19, 2004, the Registrant issued the following earnings release for the quarterly period ended March 31, 2004:

News Release

CONTACT: ELLEN BATKIE (800) 262-6301

CHARTER ONE ANNOUNCES FIRST QTR 2004 FINANCIAL RESULTS

Highlights for the quarter ended 3/31/04:
•	Net earnings of $.22 per share; $.71 per share before debt prepayment penalty
•	Opened 24 banking centers; total now 616 locations, up 29% in 12 months
•	Deposit-related revenue up 21% over 1Q 2003
•	Retail checking accounts up 58,900 in 1Q 2004, an annualized rate of 16%; up 13% in 12 months
•	Noninterest-bearing deposits (excluding custodial balances) up $853 million in 1Q 2004; up $1.4 billion, or 80%, in 12 months
•	Permanent single-family loans and MBSs down $1.9 billion in 1Q 2004 and $5.3 billion since 6/30/03
•	Non-single family lending portfolio up annualized 14% in 1Q 2004; 19% in 12 months
•	Net yield of 3.04% for 1Q 2004, up from 2.84% in 4Q 2003 and 2.99% in 1Q 2003
•	Annualized net charge-offs of .24% of loans and leases, down from .32% in 4Q 2003 and .52% in 1Q 2003
•	NPAs .67% to loans, down from .73% at 12/31/03

CLEVELAND, Ohio, April 19, 2004 — Charter One Financial, Inc. (NYSE:CF), the holding company of Charter One Bank, N.A., today reported net income of $50.3 million, or $.22 per diluted share, for the three months ended March 31, 2004. The quarter included $113.1 million, or $.49 per diluted share, in after-tax charges resulting from the prepayment of long-term debt positions. Because of the unusual nature of the debt prepayment, we believe it is important for comparability purposes to present selected financial information excluding the debt prepayment penalty. Earnings for the three months ended March 31, 2004 excluding the prepayment penalty were $163.3 million, or $.71 per diluted share, up 10.9% from $.64 per diluted share reported in the year-ago quarter.

Including the debt prepayment penalty, net income for the quarter generated annualized returns of .47% on average assets, 6.18% on average equity, and 7.21% on average tangible equity. The prepayment penalty reduced the annualized return on average assets by 1.06%, the annualized return of average equity by 13.91%, and the annualized return on average tangible equity by 16.14%. Excluding the debt prepayment penalty, the annualized returns were 1.53% on average assets, 20.09% on average equity, and 23.35% on average tangible equity. In the year-ago quarter, the returns were 1.38% on average assets, 18.48% on average equity and 21.29% on average tangible equity.

“We have a great deal to be pleased with coming out of the first quarter,” commented Charles John Koch, Charter One’s Chairman and Chief Executive Officer. “First and foremost, last year’s retail momentum carried through to this quarter. The easiest benchmarks to point to include the $853 million increase (excluding custodial balances) in noninterest-bearing deposits since year end, and the 21% year-over-year increase in deposit-related revenue. The rollout of new banking centers continued unabated and results are surpassing our expectations. We operate through 29% more banking centers today than a year ago, and continue to realize the benefits of the expansion initiated in 2003.

“Another major highlight was the $1.9 billion decrease in the combined single-family loan and security position during the quarter. This reduction was made possible by the decision we announced in January to prepay $2.3 billion in high-cost debt. The combined single-family loan and security position was $17.4 billion at March 31, 2004, down $5.3 billion, a dramatic 23% reduction, since June 30, 2003, when we established a goal to significantly reduce our overall single-family exposure. Finally, we posted very solid credit quality metrics in the first quarter with annualized net charge-offs of .24% of loans and the ratio of nonperforming assets to loans declining to .67% from .73% at the beginning of the year.

“Based on the strength of these results, and the pipeline of activity we see in process, we are comfortable confirming our original expectation for 2004 earnings, including the debt prepayment penalty, in the range of $2.41 to $2.51 per share. Excluding the prepayment penalty of $.49 per share, the anticipated range for 2004 is $2.90 to $3.00 per share.”

Overview

Net yield and net interest income — Net interest margin, or net yield, was 3.04% during the three months ended March 31, 2004, up from 2.84% during the fourth quarter of 2003 and 2.99% during the year-ago quarter. The improvement was attributable to the increase in average noninterest-bearing deposits, as well as two months’ benefit from the prepayment of $2.3 billion in fixed-rate FHLB advances that carried an average rate of 6.27%.

The increase in net yield drove an increase in net interest income during the first quarter of 2004. Net interest income totaled $304.6 million in the three months ended March 31, 2004, compared to $299.0 million in the same period last year and $289.2 million in the fourth quarter of 2003.

Net gains (losses) — During the first quarter of 2004, we reported net losses of $91.0 million as part of Other Income. This included the $164.5 million penalty from prepaying the debt positions, offset by $73.5 million in net gains primarily from the sale of $3.2 billion of mortgage-backed securities. As of March 31, 2004, there were approximately $91.4 million in unrealized pretax gains in the mortgage-backed securities portfolio.

Operating expenses — Administrative expenses totaled $218.0 million in the three months ended March 31, 2004, essentially unchanged from the previous quarter and up 19% from the year-ago quarter. We continued to dedicate significant marketing resources to support our successful retail banking strategy and other franchise enhancing initiatives. Marketing costs were $28.8 million for the first quarter of 2004, compared to $24.0 million in the previous quarter and $13.6 million in the year-ago quarter. The higher level of expenses also included operating 139 more banking centers than a year earlier (a 29% increase in locations). Because of the penalty associated with the debt prepayment, the stated efficiency ratio was an artificially high 70.39% for the first quarter of 2004. Excluding the $164.5 million penalty, the “normalized” efficiency ratio was 45.98% for the three months ended March 31, 2004, compared to 46.61% for the fourth quarter of 2003 and 39.77% for the first quarter of 2003.

Deposits and Related Revenue

Deposits — As was the case in 2003, our 2004 business plan continues our emphasis on noninterest-bearing deposits. Noninterest-bearing deposits (excluding custodial balances) increased to $3.0 billion at March 31, 2004, up $853 million during the quarter and $1.4 billion, or 80%, in the past 12 months. Retail noninterest-bearing deposits now represent 11% of total retail deposits, up from 8% just three months ago and 6% a year ago. Custodial balances totaled $424 million at March 31, 2004, $355 million at December 31, 2003, and $705 million at March 31, 2003.

The success of our overall checking account sales campaigns was clearly illustrated by the strong net growth in the number of checking accounts, which increased by 58,900, or an annualized rate of 16%, during the quarter, and by 175,700, or 13%, in the past 12 months. We ended the first quarter with 1,524,800 checking accounts, up from 1,465,900 accounts at December 31, 2003 and 1,349,100 at March 31, 2003.

Total deposits were $26.9 billion at March 31, 2004, down $264 million in the first quarter, primarily due to a reduction in higher cost CD balances. Core deposits (checking, money market and savings accounts) accounted for $16.8 billion, or 62% of the total. Small business deposits, which are included in core deposits, increased to $2.3 billion at March 31, 2004, up $182 million, or 9%, during the first quarter, and $726 million, or 46%, in the past 12 months.

Retail banking revenue — Retail banking revenue totaled $99.6 million for the three months ended March 31, 2004, up 18% from the comparable 2003 quarter. The largest component of retail banking revenue is deposit-related revenue, which was driven primarily by the success we have had in attracting checking accounts. Deposit-related revenue totaled $87.0 million during the first quarter of 2004, up 21% over the first quarter of 2003. While comparability of the two quarters was masked by the impact of the MasterCard settlement that went into effect in August 2003, it is meaningful that the first quarter of 2004 debit card revenue ran at “pre-settlement” levels, indicating increased volumes have offset reduced interchange fees. The other components of retail banking revenue include fees from retail brokerage activities ($8.4 million, up 1% from the year-ago quarter), and other revenue related to retail operations ($4.2 million, up 16%).

Retail expansion update — During 2003, we initiated an aggressive de novo expansion plan, opening 118 net new banking centers in the year. For 2004, our plan is to continue the expansion with approximately 125 additional banking centers during the year, including approximately 73 in-store locations. During the first quarter, we opened 24 net new banking centers, including 14 in-store locations and 10 traditional locations.

Loans, Mortgage-Backed Securities and Mortgage Banking

Lending portfolio growth — Loans and leases before reserves totaled $30.2 billion at March 31, 2004, up 19% in the past 12 months and an annualized 21% in the quarter. Non-single family loans totaled $20.5 billion at March 31, 2004, up $3.2 billion, or 19% in the past 12 months, and $676 million in the quarter, a 14% annualized growth rate. The non-single family growth was led by a three-month increase of $526 million (up 10%, 38% annualized) in retail consumer loans (principally home equity lines and loans), $93 million (up 4%, 15% annualized) in commercial real estate loans, and $100 million (up 6%, 24% annualized) in corporate banking loans. Small business loans now represent $801 million of the $1.8 billion corporate banking portfolio, up 6% (23% annualized) from $757 million at the end of 2003. Single-family residential loans increased by $860 million during the quarter, up 10% (39% annualized).

Mortgage-backed securities available for sale — Mortgage-backed securities available for sale totaled $7.5 billion at March 31, 2004, down $2.7 billion, or 27%, during the quarter. At March 31, 2004, 7% of the portfolio was in floating-rate securities and 93% in fixed-rate securities that had an estimated duration of approximately 3.2 years.

Mortgage banking revenue — The mortgage banking category includes revenue associated with our mortgage banking operations, adjusted by the amortization and valuation adjustments related to its mortgage servicing rights asset (“MSR”). During the first quarter of 2004, MSR-related adjustments reduced revenue by $29.7 million, including a $13.1 million impairment in the value of MSRs, and a $16.7 million increase in the MSR valuation allowance to $99.3 million at March 31, 2004. The total mortgage banking revenue, excluding MSR-related adjustments, was $13.0 million in the first quarter of 2004, down from $20.6 million in the year-ago quarter. The reduction was due primarily to lower mortgage production during the first quarter of 2004. The portfolio serviced for others totaled $16.1 billion at March 31, 2004, and carried a weighted average coupon of 6.09%. The related MSR is now .88% of the portfolio at $142 million. With an average servicing spread of 35.6 basis points, that translates into an MSR valuation of 2.5 times the servicing spread.

Leasing operations — Income from leasing operations was $2.1 million in the first quarter of 2004, compared with a loss of $6.9 million in the first quarter of 2003. The loss in the year-ago quarter was attributable to residual value adjustments.

Credit quality and allowance for loan losses — Net charge-offs during the first quarter of 2004 totaled $17.5 million, or .24% of average loans and leases (annualized), down from .32% in the fourth quarter of 2003 and .52% in the first quarter of 2003. The allowance for loan and lease losses totaled $385 million at March 31, 2004, which was 1.28% of total loans and leases at March 31, 2004, and represented 5.5 years coverage of annualized first-quarter net charge-offs.

At March 31, 2004, nonperforming assets totaled $199 million or .67% of loans, leases and collateral owned, down from $206 million and .73% at December 31, 2003. Underperforming assets (including nonperforming assets, troubled debt restructuring and loans delinquent 90 days and still accruing) totaled $240 million or .81% of loans, leases and collateral owned, down from $251 million and .89% at December 31, 2003.

Stock repurchase update — On April 23, 2002, the Board of Directors authorized a repurchase program that permits the repurchase of 10% of its outstanding shares, or approximately 22 million shares. We repurchased 1,737,100 shares under the authorization during the first quarter of 2004 at an average cost of $35.73 per share. As of March 31, 2004, the total repurchased shares under the current authorization was 17.3 million shares at an average cost of $31.48 per share, leaving approximately 5 million shares remaining under the program.

Company profile — Charter One has more than $41 billion in total assets, making it one of the 25 largest bank holding companies in the country. The Bank has 616 banking center locations in Ohio, Michigan, New York, Illinois, Massachusetts, Vermont, Indiana, Connecticut and Pennsylvania. Charter One’s diverse product set includes: consumer banking, indirect auto finance, commercial leasing, business lending, commercial real estate lending, mortgage banking, and retail investment products. For additional information, including press releases, investor presentations, committee charters, and reports filed with the SEC, investors are directed to Charter One’s web site: www.charterone.com.

We have scheduled a conference call to discuss quarterly results for 10:00 a.m. eastern time on Tuesday, April 20, 2004. To participate in the call, dial (888) 428-4479 and ask for the Charter One 1st quarter earnings call. The call is available on a replay basis until April 27, 2004 by dialing (320) 365-3844, access code 725735. Alternatively, the call will be available through Charter One’s website, both on a live and a replay basis.

Forward-Looking Information

This release contains certain estimates of future operating trends for Charter One Financial, Inc., as well as estimates of financial condition and earnings, operating efficiencies, revenue creation, lending origination, loan sale volumes, charge-offs and loan loss provisions. These estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) revenue growth is lower than expected; (2) competitive pressures among depository institutions increase significantly; (3) changes in the interest rate environment reduce interest margins; (4) deterioration in the credit quality of Charter One’s loan portfolio requires higher loss provisions; (5) general economic conditions, either nationally or in the states in which Charter One does business, are less favorable than expected; (6) legislation or regulatory changes adversely affect the businesses in which Charter One is engaged; and (7) ongoing geopolitical conflicts add unexpected stress on the economy or customer base. Other factors that may affect these statements are identified in previous filings with the Securities and Exchange Commission.

####

CHARTER ONE FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended
	3/31/04	12/31/03	9/30/03	6/30/03	3/31/03
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$367,344	$376,741	$368,952	$367,602	$377,724
Mortgage-backed securities:
Available for sale	107,667	118,903	129,695	154,490	149,311
Held to maturity	3,371	4,065	5,326	6,858	8,269
Investment securities:
Available for sale	3,604	3,590	3,563	3,297	3,043
Held to maturity	48	48	51	56	54
Other interest-earning assets	7,793	7,619	7,531	7,856	7,385

Total interest income	489,827	510,966	515,118	540,159	545,786

Interest expense:
Deposits	95,886	110,746	115,862	126,734	133,743
Federal Home Loan Bank advances	76,247	97,385	100,813	104,025	99,799
Other borrowings	13,140	13,678	13,185	13,969	13,203

Total interest expense	185,273	221,809	229,860	244,728	246,745

Net interest income	304,554	289,157	285,258	295,431	299,041
Provision for loan and lease losses	18,616	17,778	37,663	35,360	61,471

Net interest income after provision for loan and lease losses	285,938	271,379	247,595	260,071	237,570

Other income:
Retail banking	99,613	102,593	94,183	97,087	84,100
Mortgage banking	(16,682)	3,240	65,604	(23,895)	(27)
Leasing operations	2,125	1,668	(4,118)	(12,230)	(6,856)
Net gains (losses)	(91,027)	63,274	16,112	108,549	76,653
Bank owned life insurance and other	11,168	7,489	8,638	8,450	7,956

Total other income	5,197	178,264	180,419	177,961	161,826

Administrative expenses:
Compensation and employee benefits	101,968	101,612	92,582	90,790	87,056
Net occupancy and equipment	34,349	34,124	31,985	30,466	31,186
Marketing expenses	28,809	24,010	22,411	20,205	13,647
Federal deposit insurance premiums	1,083	1,066	1,118	1,125	1,142
Other administrative expenses	51,826	57,034	46,733	52,168	50,261

Total administrative expenses	218,035	217,846	194,829	194,754	183,292

Income before income taxes	73,100	231,797	233,185	243,278	216,104
Income taxes	22,844	73,583	74,036	77,241	68,613

Net income	$50,256	$158,214	$159,149	$166,037	$147,491

Basic earnings per share	$.22	$.71	$.71	$.74	$.66

Diluted earnings per share	$.22	$.69	$.69	$.72	$.64

Average common shares outstanding:
Basic	223,533,656	222,720,197	224,399,805	225,501,687	224,997,398

Diluted	230,219,061	228,809,671	230,661,929	231,095,694	230,460,847

Cash dividends declared per share	$.26	$.26	$.26	$.24	$.22

CHARTER ONE FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)

	3/31/04	12/31/03	9/30/03	6/30/03	3/31/03
	(Dollars in thousands, except per share data)
ASSETS
Cash and deposits with banks	$543,962	$527,649	$526,534	$586,018	$507,726
Federal funds sold and other	518	517	516	10,514	1,350,513

Total cash and cash equivalents	544,480	528,166	527,050	596,532	1,858,239
Investments securities:
Available for sale	231,967	273,260	270,511	336,126	227,137
Held to maturity	3,696	3,505	3,952	3,691	4,157
Mortgage-backed securities:
Available for sale	7,475,140	10,193,798	11,078,285	14,313,397	12,799,506
Held to maturity	212,124	251,449	292,336	362,768	445,207
Loans and leases, net	29,652,925	28,130,017	27,735,087	25,127,882	24,685,258
Loans held for sale	132,507	120,431	296,078	362,270	291,729
Bank owned life insurance	837,140	828,678	823,676	834,337	837,660
Federal Home Loan Bank and Federal Reserve Bank stock	706,358	705,244	700,170	694,073	679,339
Premises and equipment, net	417,908	404,086	391,615	375,256	355,084
Accrued interest receivable	132,215	140,857	147,254	153,346	149,989
Real estate and other collateral owned	30,127	36,643	48,198	40,220	42,106
Mortgage servicing rights, net	142,340	177,244	168,697	115,242	139,085
Goodwill	415,696	415,696	415,696	433,014	386,372
Other assets	344,306	418,992	380,647	386,785	347,735

Total assets	$41,278,929	$42,628,066	$43,279,252	$44,134,939	$43,248,603

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Checking accounts:
Interest-bearing	$4,944,405	$5,666,346	$5,810,478	$6,493,279	$7,267,602
Noninterest-bearing	3,454,577	2,532,616	2,760,848	2,656,047	2,385,243

Total checking accounts	8,398,982	8,198,962	8,571,326	9,149,326	9,652,845
Money market and savings accounts	8,406,630	8,686,356	8,686,491	8,475,706	8,207,576
Certificates of deposit	10,133,389	10,318,001	10,788,421	10,314,742	9,523,194

Total deposits	26,939,001	27,203,319	28,046,238	27,939,774	27,383,615
Federal Home Loan Bank advances	8,661,607	9,847,293	9,820,184	10,582,255	10,446,630
Federal funds purchased and repurchase agreements	428,158	269,319	62,716	51,399	52,496
Other borrowings	596,571	697,753	704,629	706,083	707,591
Advance payments by borrowers for taxes and insurance	58,631	61,054	50,768	58,593	46,706
Accrued interest payable	53,631	35,944	65,075	46,418	72,017
Accrued expenses and other liabilities	1,284,298	1,237,515	1,288,801	1,387,835	1,307,416

Total liabilities	38,021,897	39,352,197	40,038,411	40,772,357	40,016,471

Shareholders’ equity:
Preferred stock — $.01 par value per share; 20,000,000 shares authorized and unissued	—	—	—	—	—
Common stock — $.01 par value per share; 360,000,000 shares authorized; 229,924,425; 229,940,729; 229,944,441; 229,946,762 and 227,571,468 shares issued	2,299	2,299	2,299	2,299	2,276
Additional paid-in capital	2,292,137	2,280,335	2,274,947	2,270,580	2,197,388
Retained earnings	1,142,547	1,178,803	1,098,042	1,009,784	908,486
Less 6,272,992; 6,767,285; 6,953,759; 3,851,660 and 2,539,076 shares of common stock held in treasury at cost	(202,056)	(209,653)	(215,085)	(116,652)	(74,423)
Accumulated other comprehensive income	22,105	24,085	80,638	196,571	198,405

Total shareholders’ equity	3,257,032	3,275,869	3,240,841	3,362,582	3,232,132

Total liabilities and shareholders’ equity	$41,278,929	$42,628,066	$43,279,252	$44,134,939	$43,248,603

CHARTER ONE FINANCIAL, INC.
SELECTED STATISTICAL DATA
(unaudited)

	Three Months Ended
	3/31/04		12/31/03		9/30/03		6/30/03		3/31/03
Annualized returns and ratios based on net income:
Return on average assets	.47%		1.46%		1.46%		1.50%		1.38%
Return on average equity	6.18		19.24		20.12		19.86		18.48
Average equity to average assets	7.61		7.58		7.25		7.55		7.46
Net interest income to administrative expenses	1.40	x	1.33	x	1.46	x	1.52	x	1.63	x
Administrative expenses to average assets	2.04%		2.01%		1.79%		1.76%		1.71%
Efficiency ratio(1)	70.39		46.61		41.84		41.14		39.77
Annualized return on average tangible equity(2)	7.21		22.31		23.59		22.74		21.29

(1)	Computed as the ratio of total administrative expenses to net interest income and total other income.

(2)	Computed as the ratio of net income, excluding the amortization of other intangible assets, to average tangible equity.

	3/31/04	12/31/03	9/30/03	6/30/03	3/31/03
End of period capitalization:
Equity to assets	7.89%	7.68%	7.49%	7.62%	7.47%
Tangible equity to assets	6.80	6.63	6.45	6.56	6.50
Book value per share	$14.56	$14.68	$14.53	$14.87	$14.36
Tangible book value per share	12.56	12.67	12.52	12.81	12.50
Miscellaneous end-of-period data:
Number of employees (full-time equivalents)	7,843	7,804	7,765	7,703	7,198
Number of loan production offices	30	33	27	28	26
Number of ATMs	988	969	956	953	918

	3/31/04	12/31/03	9/30/03	6/30/03	3/31/03
Number of banking centers:
Traditional banking centers	456	446	435	433	413
In-store banking centers	160	146	131	89	64

Total	616	592	566	522	477

Number of banking centers by state:
New York	186	180	176	154	137
Ohio	143	138	130	126	116
Michigan	108	107	106	105	104
Illinois	108	105	99	99	84
Vermont	27	27	27	27	26
Indiana	23	16	11	—	—
Massachusetts	13	13	13	10	10
Connecticut	5	3	1	1	—
Pennsylvania	3	3	3	—	—

CHARTER ONE FINANCIAL, INC.
AVERAGE BALANCE SHEET, YIELDS AND COSTS
(unaudited)

	Three Months Ended
	3/31/04	12/31/03	9/30/03	6/30/03	3/31/03
	(Dollars in thousands)
Average balance sheet data:
Interest-earning assets:
Loans and leases	$29,220,076	$28,876,531	$26,993,081	$26,101,819	$25,851,471
Mortgage-backed securities	9,761,887	10,849,575	12,732,102	14,405,655	13,137,545
Investment securities	259,034	265,043	286,497	260,634	210,920
Other interest-earning assets	823,199	715,197	723,721	839,597	762,760

Total interest-earning assets	40,064,196	40,706,346	40,735,401	41,607,705	39,962,696
Allowance for loan and lease losses	(387,712)	(396,096)	(379,527)	(360,448)	(327,090)
Noninterest-earning assets(1)	3,053,124	3,089,013	3,272,787	3,044,576	3,150,359

Total assets	$42,729,608	$43,399,263	$43,628,661	$44,291,833	$42,785,965

Interest-bearing liabilities:
Checking accounts	$5,538,583	$5,716,427	$6,166,100	$6,951,974	$7,541,679
Money market and savings accounts	8,553,416	8,736,844	8,545,286	8,332,278	7,929,274
Certificates of deposit	10,172,127	10,699,475	10,708,517	9,733,110	9,562,013

Total interest-bearing deposits	24,264,126	25,152,746	25,419,903	25,017,362	25,032,966
Federal Home Loan Bank advances	10,189,502	10,147,668	10,265,634	11,397,410	10,410,188
Other borrowings	1,102,005	925,641	871,430	874,062	866,495

Total interest-bearing liabilities	35,555,633	36,226,055	36,556,967	37,288,834	36,309,649

Noninterest-bearing liabilities:
Demand deposit accounts	2,604,755	2,505,876	2,615,262	2,308,993	2,017,036
Other noninterest-bearing liabilities	1,317,979	1,377,774	1,292,960	1,349,173	1,266,385

Total noninterest-bearing liabilities	3,922,734	3,883,650	3,908,222	3,658,166	3,283,421

Total liabilities	39,478,367	40,109,705	40,465,189	40,947,000	39,593,070
Shareholders’ equity	3,251,241	3,289,558	3,163,472	3,344,833	3,192,895

Total liabilities and shareholders’ equity	$42,729,608	$43,399,263	$43,628,661	$44,291,833	$42,785,965

Yields and costs during period:
Weighted average yield:
Loans and leases(2)	5.03%	5.19%	5.46%	5.64%	5.86%
Mortgage-backed securities	4.55	4.53	4.24	4.48	4.80
Investment securities	5.64	5.49	5.04	5.15	5.87
Other interest-earning assets	3.75	4.17	4.07	3.70	3.87
Total interest-earning assets	4.89	5.00	5.05	5.19	5.48
Weighted average cost(3):
Checking accounts	.76	.88	.96	1.35	1.65
Money market and savings accounts	.93	1.04	1.10	1.50	1.55
Certificates of deposit	2.60	2.79	2.86	2.97	3.09
Total interest-bearing deposits	1.59	1.75	1.81	2.03	2.17
Federal Home Loan Bank advances	3.00	3.80	3.89	3.66	3.88
Other borrowings	4.76	5.89	6.03	6.38	6.10
Total interest-bearing liabilities	2.09	2.43	2.49	2.63	2.75
Interest rate spread	2.80	2.57	2.56	2.56	2.73
Net yield on interest-earning assets	3.04	2.84	2.80	2.84	2.99

(1)	Includes mark-to-market adjustments on securities available for sale.

(2)	Excludes impact of related tax benefits.

(3)	Includes the annualized effect of interest rate risk management instruments.

CHARTER ONE FINANCIAL, INC.
LOAN AND LEASE ACTIVITY
(unaudited)

	Three Months Ended
	3/31/04	12/31/03	9/30/03	6/30/03	3/31/03
	(Dollars in thousands)
Originations:
Real estate:
Permanent:
One-to-four family	$1,161,546	$1,848,459	$3,896,869	$3,555,968	$3,095,718
Multifamily	75,992	84,470	75,185	57,451	51,440
Commercial	128,270	92,383	124,806	60,226	90,213

Total permanent loans	1,365,808	2,025,312	4,096,860	3,673,645	3,237,371

Construction:
One-to-four family	88,851	45,304	62,180	53,537	35,556
Multifamily	30,741	84,815	30,371	7,613	19,283
Commercial	117,233	29,921	16,656	30,246	10,830

Total construction loans	236,825	160,040	109,207	91,396	65,669

Total real estate loans originated	1,602,633	2,185,352	4,206,067	3,765,041	3,303,040

Retail consumer	1,054,029	1,167,620	1,431,291	1,209,221	1,079,290
Automobile	664,636	719,738	909,477	1,026,245	981,114
Consumer finance	105,633	92,340	128,536	122,839	101,927
Leases	155,279	127,148	152,279	73,946	101,571
Corporate banking	515,264	582,832	443,732	473,677	448,326

Total loans and leases originated	4,097,474	4,875,030	7,271,382	6,670,969	6,015,268

Acquired through business combinations and purchases	470,472	3,058	2,737	403,324	3,765

Sales and principal reductions:
Loans sold	314,460	670,456	1,067,083	885,179	763,051
Loans exchanged for mortgage-backed securities	72,749	1,207,646	225,498	2,346,609	3,419,116
Principal reductions	2,606,192	2,744,598	3,447,925	3,260,094	3,025,830

Total sales and principal reductions	2,993,401	4,622,700	4,740,506	6,491,882	7,207,997

Increase (decrease) before net items	$1,574,545	$255,388	$2,533,613	$582,411	$(1,188,964)

ALLOWANCE FOR LOAN AND LEASE LOSSES
(unaudited)

	Three Months Ended
	3/31/04	12/31/03	9/30/03	6/30/03	3/31/03
	(Dollars in thousands)
Allowance for loan and lease losses:
Balance, beginning of period	$383,733	$389,355	$376,393	$355,926	$328,017
Provision for loan and lease losses	18,616	17,778	37,663	35,360	61,471
Acquired through business combination	—	—	—	4,969	—
Loans and leases charged off:
One-to-four family	(827)	(686)	(655)	(1,036)	(670)
Commercial real estate	(872)	(419)	(474)	(253)	(500)
Retail consumer	(2,534)	(2,234)	(2,819)	(2,596)	(3,478)
Automobile	(13,679)	(16,794)	(15,869)	(13,628)	(16,450)
Consumer finance	(3,479)	(3,811)	(4,396)	(3,975)	(4,537)
Leases	—	—	—	(2,095)	(6,061)
Corporate banking	(2,516)	(5,018)	(6,610)	(2,652)	(7,245)

Total charge-offs	(23,907)	(28,962)	(30,823)	(26,235)	(38,941)

Recoveries:
One-to-four family	11	24	31	41	17
Commercial real estate	64	129	68	61	148
Retail consumer	634	380	1,044	548	433
Automobile	4,421	4,010	4,279	4,561	4,115
Consumer finance	228	264	329	235	105
Leases	433	253	228	606	393
Corporate banking	609	502	143	321	168

Total recoveries	6,400	5,562	6,122	6,373	5,379

Net loan and lease charge-offs	(17,507)	(23,400)	(24,701)	(19,862)	(33,562)

Balance, end of period	$384,842	$383,733	$389,355	$376,393	$355,926

Net charge-offs to average loans and leases (annualized)	.24%	.32%	.37%	.30%	.52%

CHARTER ONE FINANCIAL, INC.
NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES
(unaudited)

	Three Months Ended
	3/31/04	12/31/03	9/30/03	6/30/03	3/31/03
	(Dollars in thousands)
Average loans and leases:
Mortgage	$12,193,635	$12,333,237	$11,481,071	$11,126,226	$11,083,170
Retail consumer	5,699,052	5,346,225	4,535,869	4,329,896	4,510,460
Automobile	6,322,555	6,360,687	6,317,768	6,088,204	5,763,289
Consumer finance	1,107,101	1,079,984	1,055,588	1,023,295	995,653
Leases	2,188,135	2,196,592	2,116,646	2,127,384	2,145,022
Corporate banking	1,709,598	1,559,806	1,486,139	1,406,814	1,353,877

Total average loans and leases	$29,220,076	$28,876,531	$26,993,081	$26,101,819	$25,851,471

Net charge-offs (recoveries) to average loans and leases (annualized):
Mortgage	.05%	.03%	.04%	.04%	.04%
Retail consumer	.13	.14	.16	.19	.27
Automobile	.59	.80	.73	.60	.86
Consumer finance	1.17	1.31	1.54	1.46	1.78
Leases	(.08)	(.05)	(.04)	.28	1.06
Corporate banking	.45	1.16	1.74	.66	2.09
Total	.24	.32	.37	.30	.52

LOAN AND LEASE PORTFOLIO
(unaudited)

	3/31/04	12/31/03	9/30/03	6/30/03	3/31/03
	(Dollars in thousands)
Loan and lease portfolio, net(1):
One-to-four family:
Permanent:
Fixed rate	$6,825,379	$6,001,695	$6,737,463	$5,411,639	$5,506,314
Adjustable rate	2,867,295	2,830,677	2,600,507	2,577,778	2,546,426
Construction	483,275	485,354	451,093	418,485	412,973

	10,175,949	9,317,726	9,789,063	8,407,902	8,465,713

Commercial real estate:
Multifamily	800,524	776,528	752,006	739,464	705,851
Commercial	1,242,304	1,193,377	1,181,362	1,148,073	1,058,610
Construction	541,600	521,680	528,628	536,330	496,106

	2,584,428	2,491,585	2,461,996	2,423,867	2,260,567

Consumer:
Retail	6,018,261	5,491,923	4,999,488	4,180,702	4,173,080
Automobile	6,272,710	6,364,703	6,376,830	6,247,964	5,934,502
Consumer finance	1,130,226	1,092,533	1,073,054	1,038,517	1,005,077

	13,421,197	12,949,159	12,449,372	11,467,183	11,112,659

Business:
Leases	2,208,350	2,195,418	2,166,350	2,104,713	2,125,905
Corporate banking	1,780,350	1,680,293	1,553,739	1,462,880	1,368,069

	3,988,700	3,875,711	3,720,089	3,567,593	3,493,974

Loans and leases before allowance for loan and lease losses	30,170,274	28,634,181	28,420,520	25,866,545	25,332,913
Allowance for loan and lease losses	(384,842)	(383,733)	(389,355)	(376,393)	(355,926)

Loans and leases, net(1)	$29,785,432	$28,250,448	$28,031,165	$25,490,152	$24,976,987

Portfolio of loans serviced for others	$16,124,233	$16,877,169	$16,700,490	$18,948,077	$18,713,649

(1)	Includes loans held for sale.

CHARTER ONE FINANCIAL, INC.
NONPERFORMING AND UNDERPERFORMING ASSETS
(unaudited)

	3/31/04	12/31/03	9/30/03	6/30/03	3/31/03
	(Dollars in thousands)
Nonperforming assets:
Nonaccrual loans and leases:
Real estate mortgage loans:
One-to-four family	$24,143	$23,301	$22,784	$25,723	$27,867
Multifamily and commercial	34,296	33,692	11,333	16,764	5,591
Construction and land	25,114	25,161	22,974	27,483	8,015

Total real estate mortgage loans	83,553	82,154	57,091	69,970	41,473
Retail consumer	10,163	9,818	10,405	10,652	12,046
Automobile	—	—	—	—	—
Consumer finance	43,733	42,843	42,589	43,175	42,562
Leases	6,201	6,360	6,569	6,877	15,264
Corporate banking	25,073	28,408	25,078	35,595	42,068

Total nonaccrual loans and leases	168,723	169,583	141,732	166,269	153,413
Restructured loans	—	474	481	488	494

Total nonperforming loans and leases	168,723	170,057	142,213	166,757	153,907
Real estate and other collateral owned	29,793	35,654	47,249	39,278	40,020

Total nonperforming assets	$198,516	$205,711	$189,462	$206,035	$193,927

Ratio of:
Nonperforming loans and leases to total loans and leases	.57%	.60%	.51%	.65%	.62%
Nonperforming assets to total assets	.48	.48	.44	.47	.45
Nonperforming assets to total loans, leases and real estate and other collateral owned	.67	.73	.67	.81	.78
Allowance for loan and lease losses to:
Nonperforming loans and leases	228.09	225.65	273.78	225.71	231.26
Total loans and leases before allowance	1.28	1.34	1.37	1.46	1.40

Accruing loans and leases delinquent more than 90 days:
Real estate mortgage loans:
One-to-four family	$21,576	$21,549	$21,239	$18,056	$23,507
Multifamily and commercial	—	—	—	396	—
Construction and land	—	—	—	—	—

Total real estate mortgage loans	21,576	21,549	21,239	18,452	23,507

Retail consumer	2,144	2,722	2,654	3,056	3,229
Automobile	2,035	2,771	2,680	2,254	3,579
Consumer finance	15,340	17,839	23,298	21,172	27,395
Leases	—	52	—	—	181
Corporate banking	412	522	311	117	471

Total accruing loans and leases delinquent more than 90 days	$41,507	$45,455	$50,182	$45,051	$58,362

Total underperforming assets	$240,023	$251,166	$239,644	$251,086	$252,289

Ratio of:
Underperforming assets to total assets	.58%	.59%	.55%	.57%	.58%
Underperforming assets to total loans, leases and real estate and other collateral owned	.81	.89	.85	.98	1.01

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARTER ONE FINANCIAL, INC.
Date: April 19, 2004	By:	/s/ Robert J. Vana
Robert J. Vana
Senior Vice President, Chief Corporate Counsel and Corporate Secretary